                                  EXHIBIT 21.1

                  SHOREWOOD PACKAGING CORPORATION SUBSIDIARIES


                 Name                                    State of Incorporation/Country
                 ----                                    ------------------------------
Shorewood Packaging of California, Inc.                  California

Shorewood Packaging Company of Illinois, Inc.            Illinois

SPC Company of Virginia, Inc.                            Virginia

Shorewood Packaging Corporation of Alabama               Alabama

Shorewood Packaging Corporation of Canada, Ltd.          Canada

Shorewood Transport, Inc.                                New York

Shorewood Packaging of Delaware, Inc.                    Delaware

Shor-Wrap, Inc.                                          Delaware

Shorewood Technologies, Inc.                             Delaware

Shorewood Packaging Corporation of Georgia               Georgia

Toronto Carton Corporation Limited                       Canada

Shor-Wrap Packages of Canada, Ltd.                       Canada

Shorewood Acquisition Corporation of Delaware            Delaware

Shorewood Packaging Corporation of Virginia              Virginia

SPC Company of New York, Inc.                            New York

Shorewood Packaging Corporation of Connecticut           Connecticut

Shorewood Corporation of Canada Limited                  Canada

SPC Corporation Limited                                  Canada

Shorewood Packaging Corporation of Oregon                Oregon


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